Exhibit 24.1

EDISON INTERNATIONAL

POWER OF ATTORNEY

The undersigned, do each hereby constitute and appoint MARIA RIGATTI, ADAM UMANOFF, KATE STURGESS, ROBERT C. BOADA, BRENDAN B. BOND, MICHAEL A. HENRY, WILLIAM E. CANO, KATHLEEN BRENNAN DE JESUS, JAMES W. HARRIS and VICTORIA E. PRIETO, or any of them, to act severally as attorney -in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed, at one time or from time to time: (i) one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, or the Securities Exchange Act of 1934, or both, one or more series of Edison International’s debt securities, including but not limited to bonds, notes, debentures, and other debt securities (collectively, “Debt Securities”) and equity securities, including but not limited to shares of Preferred Stock, Common Stock, and equity-linked securities (collectively, “Equity Securities” and together with the Debt Securities, the “New Securities”); (ii) one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents to be filed by Edison International with any stock exchange for the purpose of listing any of such New Securities; and (iii) one or more indentures relating to such Debt Securities for the further purpose of qualifying under the Trust Indenture Act of 1939; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities; granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorney-in-fact.

EDISON INTERNATIONAL

EQUITY AND DEBT SEC REGISTRATION

POWER OF ATTORNEY

Executed as of this 19 day of May, 2022.

/s/ Pedro J. Pizarro
Pedro J. Pizarro Director, President and Chief Executive Officer

/s/ Maria Rigatti
Maria Rigatti Executive Vice President and Chief Financial Officer

/s/ Kate Sturgess
Kate Sturgess Vice President and Controller

Additional Directors:

/s/ Jeanne Beliveau-Dunn	Director	/s/ Marcy L. Reed	Director
Jeanne Beliveau-Dunn		Marcy L. Reed

/s/ Michael C. Camuñez	Director	/s/ Carey A. Smith	Director
Michael C. Camuñez		Carey A. Smith

/s/ Vanessa C.L. Chang	Director	/s/ Linda G. Stuntz	Director
Vanessa C.L. Chang		Linda G. Stuntz

/s/ James T. Morris	Director	/s/ Peter J. Taylor	Director
James T. Morris		Peter J. Taylor

/s/ Timothy T. O’Toole	Director	/s/ Keith Trent	Director
Timothy T. O’Toole		Keith Trent